EXHIBIT NO. 99.(j) 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information of MFS Blended Research Emerging Markets Equity Fund, MFS Blended Research Global Equity Fund, MFS Blended Research International Equity Fund, and MFS Global New Discovery Fund, a series of MFS Series Trust IV, in Post-Effective Amendment No. 75 to the Registration Statement (Form N-1A, No. 2-54607).

We also consent to the incorporation by reference, in such Statement of Additional Information of our report, dated October 16, 2018, with respect to the financial statements and financial highlights of MFS Blended Research Emerging Markets Equity Fund, MFS Blended Research Global Equity Fund, MFS Blended Research International Equity Fund, and MFS Global New Discovery Fund included in the Annual Report to Shareholders for the fiscal year ended August 31, 2018.

ERNST & YOUNG LLP
/s/ Ernst & Young LLP

Boston, Massachusetts
December 27, 2018